EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended June 30, 2004, of our report dated September 2, 2004, appearing in the Registration Statements on Form S-8 (File No. 333-36779, effective November 3, 1997, File No. 333-43159, effective December 24, 1997 and File No. 333-43181, effective December 24, 1997) of SPACEHAB, Incorporated filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ GRANT THORNTON LLP

Houston, Texas

September 27, 2004